UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2006

APPLE REIT SEVEN, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-125546	20-2879175
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Seven, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 1.01of Form 8-K.

Item 1.01. Entry into a Material Definitive Agreement.

Portfolio of 13 Hotels

On October 17, 2006, we caused our wholly-owned subsidiary, Apple Seven Hospitality Ownership, Inc., to enter into a series of contracts for the potential purchase of 13 hotels.

There can be no assurance at this time that our purchasing subsidiary will in fact purchase any of these hotels. The table below describes the hotels:

Hotel Location	Franchise (a)	Seller	Number of Rooms		Purchase Price
Agoura Hills, California	Homewood Suites	RT-AH Associates, L.P.	125	(b)	$25,250,000

Rancho Bernardo, California	Courtyard	RT Rancho B. Associates, L.P.	210		36,000,000

San Diego, California	Hampton Inn	RGT-HB San Diego, L.P.	177		42,000,000

San Diego, California	Residence Inn	RT-SD Provo, L.P.	121			(c)

Highlands Ranch, Colorado	Hilton Garden Inn	RT-HR Hotel Partners, LLC	128	(b)	20,500,000

Highlands Ranch, Colorado	Residence Inn	RT-CO Hotel Partners, LLC	117		19,000,000

Jacksonville, Florida	Homewood Suites	FTRC Hotel Partners, L.P.	116			(d)

Miami, Florida	Homewood Suites	RT-BL Associates, L.C.	159		24,300,000

Savannah, Georgia	Homewood Suites	FTRC Hotel Partners, L.P.	106			(d)

New Orleans, Louisiana	Homewood Suites	Barrone Hotel Investors, L.L.C.	166		43,000,000

Cranford, New Jersey	Homewood Suites	Coachman Hotel, LLC	108		13,500,000

Mahwah, New Jersey	Homewood Suites	Mahwah Hotel, LLC	110		19,500,000

Provo, Utah	Residence Inn	RT-SD Provo, L.P.	114			(c)

TOTAL			1,757		$308,300,000

Notes:

(a)	All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

(b)	The hotels in Agoura Hills, California (Homewood Suites) and Highlands Ranch, Colorado (Hilton Garden Inn) are currently under construction. The number of rooms listed refers to the expected number of rooms upon completion.
(c)	The hotels in San Diego, California (Residence Inn) and Provo, Utah (Residence Inn) are covered under the same purchase contract with a purchase price of $43,750,000.
(d)	The hotels in Jacksonville, Florida (Homewood Suites) and Savannah, Georgia (Homewood Suites) are covered under the same purchase contract with a purchase price of $21,500,000.

The sellers are affiliated with each other but do not have any material relationship with us or our subsidiaries, other than through the purchase contracts. The aggregate initial deposit for these hotels is $3,250,000 ($250,000 per hotel). The initial deposits are refundable to our purchasing subsidiary upon its election to terminate a purchase contract during its “review period.” Under each purchase contract the review period expires on December 1, 2006. In the event our purchasing subsidiary does not elect to terminate a purchase contract during the review period, our purchasing subsidiary is required to make an additional aggregate deposit of $3,250,000 ($250,000 per hotel) within three (3) business days after the expiration of the review periods.

The initial deposits under the purchase contracts were funded by proceeds from the Company’s ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share). It is expected that the additional deposit and purchase price under each purchase contract would be funded, if a closing occurs, by proceeds from the Company’s ongoing offering of Units.

The purchase contracts also contemplate that our purchasing subsidiary would assume existing loans secured by eight of the hotels. The aggregate original principal balance for these loans is approximately $99,000,000. The loans have annual fixed interest rates that range from 5.85% to 6.74% and have maturity dates that range from April 2013 to June 2016. The table below describes these loans:

Hotel Location	Franchise	Original Principal Balance (c)		Interest Rate	Maturity Date
San Diego, California	Hampton Inn	$17,000,000		6.74%	March 2014

San Diego, California	Residence Inn		(a)	6.55%	April 2013

Highlands Ranch, Colorado	Residence Inn	11,550,000		5.94%	June 2016

Jacksonville, Florida	Homewood Suites		(b)	6.61%	April 2013

Miami, Florida	Homewood Suites	10,450,000		6.50%	July 2013

Savannah, Georgia	Homewood Suites		(b)	6.61%	April 2013

New Orleans, Louisiana	Homewood Suites	17,500,000		5.85%	October 2014

Provo, Utah	Residence Inn		(a)	6.55%	April 2013

TOTAL		$99,000,000

Notes:

(a)	The hotels in San Diego, California (Residence Inn) and Provo, Utah (Residence Inn) serve as collateral under the same promissory note, whose original principal balance was $23,000,000.
(b)	The hotels in Jacksonville, Florida (Homewood Suites) and Savannah, Georgia (Homewood Suites) serve as collateral under the same promissory note, whose original principal balance was $19,500,000.
(c)	All loans provide for monthly payments of principal and interest on an amortized basis.

If we close under a purchase contract, the applicable hotel will be covered by a separate hotel lease agreement between our purchasing subsidiary and another one of our wholly-owned subsidiaries as the lessee.

Each purchase contract provides that the existing franchise agreement and management agreement for the applicable hotel will be terminated if a closing occurs. It is expected that our leasing subsidiary will enter into new franchise and management agreements.

During the review period, our purchasing subsidiary will have the opportunity to evaluate the legal, title, survey, construction, physical condition, structural, mechanical, environmental, economic, permit status, franchise status, financial and other documents and information related to each hotel. Our purchasing subsidiary may terminate a purchase contract at any time during the review period for any reason. Our purchasing subsidiary may become aware of facts or conditions pertaining to a hotel as a result of its review that will cause it to terminate the agreement to purchase the hotel. If our purchasing subsidiary terminates a purchase contract before closing and after the review period, and the termination is not based on the seller’s failure to satisfy a required condition, the escrow agent will release the deposits to the seller. If a closing occurs under a purchase contract, the deposits will be credited toward the purchase price.

Certain closing conditions must be met before or at the closing, and currently remain unsatisfied. They include but are not limited to the following: the sellers having performed and complied in all material respects with the covenants under each purchase contract; all third party consents having been obtained; and termination of existing franchise and management agreements. If any of the closing conditions under a purchase contract are not satisfied by the seller, our purchasing subsidiary may terminate the purchase contract and receive a refund of the applicable deposits.

Accordingly, as of the date of this report and until any closing on the purchase of the hotels, there can be no assurance that our purchasing subsidiary will acquire any or all the hotels.

Connecticut and New Jersey Hotels

In addition, on October 18, 2006, we caused our wholly-owned subsidiary, Apple Seven Hospitality Ownership, Inc., to enter into two purchase contracts for the potential purchase of two hotels.

There can be no assurance at this time that our purchasing subsidiary will in fact purchase either of these hotels. The table below describes the two hotels:

Hotel Location	Franchise	Seller	Number of Rooms	Purchase Price
Danbury, Connecticut	Hilton Garden Inn	KF Danbury LLC	158	$14,200,000

Newark, New Jersey	Springhill Suites	KF Newark LLC	200	23,000,000

TOTAL			358	$37,200,000

The sellers are affiliated with each other but do not have any material relationship with us or our subsidiaries, other than through the purchase contracts. The initial deposit under each purchase contract was $750,000. The initial deposits are refundable to our purchasing subsidiary upon its election to terminate a purchase contract during its “review period.” In the event our purchasing subsidiary does not elect to terminate a purchase contract during the review period, our purchasing subsidiary is required to make an additional deposit of $250,000 (per purchase contract) within one (1) business day after the expiration of each review period.

During the review period, our purchasing subsidiary will have the opportunity to evaluate the legal, title, survey, construction, physical condition, structural, mechanical, environmental, economic, permit status, franchise status, financial and other documents and information related to each hotel. Our purchasing subsidiary may terminate a purchase contract at any time during the review period for any reason. Our purchasing subsidiary may become aware of facts or conditions pertaining to a hotel as a result of its review that will cause it to terminate the agreement to purchase the hotel. If our purchasing subsidiary terminates a purchase contract before closing and after the review period, and the termination is not based on the sellers’ failure to satisfy a required condition, the escrow agent will release the deposits to the seller. If a closing occurs under a purchase contract, the deposits will be credited toward the purchase price.

The initial deposits under the purchase contracts were funded by proceeds from the Company’s ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share). It is expected that the additional deposit and purchase price under each purchase contract would be funded, if a closing occurs, by proceeds from the Company’s ongoing offering of Units.

Certain closing conditions must be met before or at the closing, and currently remain unsatisfied. They include but are not limited to the following: the sellers having performed and complied in all material respects with the covenants under each purchase contract; all third party consents having been obtained; assignment or entering into new franchise agreements and the entering into new management agreements. If any of the closing conditions under a purchase contract are not satisfied by the seller, our purchasing subsidiary may terminate the purchase contract and receive a refund of the deposits.

Accordingly, as of the date of this report and until any closing on the purchase of the hotels, there can be no assurance that our purchasing subsidiary will acquire one or both of the hotels.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Seven, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

October 20, 2006